UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2022

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
1-4304		75-0725338
(Commission File Number)		(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2022, Commercial Metal Company (the “Company”) entered into a Loan Agreement dated as of February 1, 2022 (the “Loan Agreement”) with the Industrial Development Authority of the County of Maricopa (the “MCIDA”) whereby MCIDA loaned $150.0 million in proceeds from the sale of Exempt Facilities Revenue Bonds (Commercial Metals Company Project), Series 2022 in the aggregate principal amount of $145.1 million (the “Bonds”) to the Company to finance a portion of the costs of the construction of the Company’s previously announced third micro mill, to be located in Mesa, Arizona. Under the Loan Agreement, the Company will make semiannual interest payments on the outstanding principal of the Bonds on April 15 and October 15 of each year, with the first such interest payment due on October 15, 2022. The principal of the Bonds will be due at maturity on October 15, 2047. Prior to January 1, 2026, the Bonds may be redeemed in whole or in part at the election of the Company at a redemption price equal to 100% of the principal amount thereof, plus a make-whole premium as of, and accrued and unpaid interest thereon to, if any, the relevant redemption date. In addition, on or after January 1 of the years set forth below, the Bonds may be redeemed in whole or in part at the election of the Company at the redemption prices (expressed as a percentage of the principal amount thereof) shown below, plus accrued and unpaid interest to the relevant redemption date.

January 1,	Redemption Price
2026	104%
2027	103%
2028	102%
2029	101%
2030	100%

The Bonds are also subject to mandatory redemption (i) to the extent surplus Bond proceeds are available upon completion of construction of the micro mill or (ii) upon a determination of taxability, in each case at a purchase price of 100% of the principal amount plus accrued and unpaid interest to the relevant redemption date and the amortized value of the unamortized original issue premium, if positive, on the Bonds being redeemed. Upon the occurrence of certain change of control triggering events, the Company will be required to offer to repurchase the Bonds for a price equal to 101.000% of the aggregate principal amount of the Bonds repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Bonds are the special limited obligations of MCIDA, and MCIDA has assigned substantially all of its rights under the Loan Agreement to the trustee for the bondholders as security for the Bonds. CMC’s obligations under the Loan Agreement are senior unsecured obligations.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On February 22, 2022, the Company issued a press release announcing the closing of the previously announced sale of the Bonds. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated February 1, 2022, between the Industrial Development Authority of the County of Maricopa and Commercial Metals Company.

99.1	Press Release issued by Commercial Metals Company on February 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: February 22, 2022	By:	/s/ Jody Absher
	Name:	Jody Absher
	Title:	Vice President and General Counsel